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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AMN Healthcare Services, Inc. (formerly AMN Holdings, Inc.) on Form S-1 of our report dated September 23, 1999, appearing in the Prospectus, which is part of this Registration Statement and our report dated September 23, 1999 relating to the financial statement schedule appearing elsewhere in the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                              /s/ DELOITTE & TOUCHE LLP

San Diego, California
July 12, 2001